Exhibit 99.2

OFFICER’S CERTIFICATE

CAPITAL ONE AUTO FINANCE TRUST 2004-A

March 10, 2005

Capital One Auto Finance Trust 2004-A	Fitch, Inc.
c/o Wilmington Trust Company	One State Street Plaza, 32nd Floor
1100 North Market Street	New York, New York 10004
Rodney Square North, Wilmington, Delaware
Standard & Poor’s Ratings Services
Credit Suisse First Boston International	55 Water Street
One Cabot Square	New York, New York 10041
London, England E 144Q J
Moody’s Investors Service, Inc.
JPMorgan Chase Bank, N.A.	99 Church Street
4 New York Plaza, 6th Floor	New York, New York I0007
New York, New York 10004-2477

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004

This Officer’s Certificate is being issued in accordance with Section 3.9 of the Sale and Servicing Agreement dated as of May 25, 2004 (the “Agreement”) by and among Capital One Auto Finance Trust 2004-A, as Issuer, Capital One Auto Receivables, LLC, as Seller, JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank) as Indenture Trustee and Capital One Auto Finance, Inc., as Servicer (the “Servicer”). Terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

By his or her signature below, the undersigned officer of the Servicer, certifies that effective as of December 31, 2004:

(a)                                  a review of the activities of the Servicer during the calendar year ended on December 31, 2004 (or such shorter period as may be applicable) and of performance under the Agreement has been made under my supervision; and

(b)                                 to the best of my knowledge, based on such review, the Servicer has performed in all material respects its obligations under the Agreement throughout the calendar year ended on December 31, 2004 (or such shorter period as may be applicable).

IN WITNESS WHEREOF, I have executed this Officer’s Certificate as of the date first above written.

CAPITAL ONE AUTO FINANCE, INC.,
as Servicer

By:	/s/ Steve Cunningham
Name:	Steve Cunningham
Title:	Assistant Vice President

2004-A Servicer Compliance Certificate §3.9 of the Sale and Servicing Agreement